February 28, 2000



Mr. David S. Loeb
[Address]



Dear Dave,

Set forth in this letter are certain agreements between you and Countrywide:

1.  As set forth in Angelo's November 22, 1999 memo and confirmed in my
         January 18, 2000 letter to you, the term of the Third Restated Employment Agreement between you and Countrywide Credit Industries, Inc. (the "3-1-99 Agreement") will expire as of February 28, 2000 and not be renewed by the Board. As we previously discussed, your last day of full-time employment will be February 28, 2000 in order for your entire compensation amount for FY2000 to be deductible under existing tax rules. As we discussed, however, you will be paid through February 29, 2000. Pursuant to the 3-1-99 Agreement, you have been granted 85,000 options effective today, February 28, 2000. Attached is the Stock Option Agreement granting these 85,000 shares. These options will first be exercisable in three increments of 28,333, 28,333 and 28,334, respectively, on the first three anniversaries of the date of grant. The options will expire if they remain unexercised at the expiration of five years from the date of grant. You will receive an incentive compensation award for fiscal year 2000 in an amount equal to 25% of the amount of the incentive compensation award payable to Angelo Mozilo for fiscal year 2000. In addition, in recognition of your service to Countrywide as Chairman for almost thirty years, you will receive an additional $500,000 as part of your incentive compensation award. This award will be paid some time during April or May 2000 in accordance with prior company practice. You will also continue to receive the benefits under the terms of Countrywide's pension, SERP and split dollar life insurance programs in which you currently participate, provided that upon the cessation of your full-time employment, the death benefit payable to your trust under your insurance policy will be reduced from $5.2 million to $2.6 million. Countrywide will continue to pay premiums in the amounts required such that the life insurance policy will have a cash value sufficient to allow the insurance to remain in force up to age 95 and provide a death benefit sufficient to return to Countrywide the premiums paid by it and also to pay to your trust an amount no less than $2.6 million. The documents for the split dollar life insurance program will be amended to our mutual reasonable satisfaction to achieve this result.

2. As a part-time employee, options will continue to vest as described in each relevant option agreement and shall expire pursuant to their terms or as described in the Part Time Employment Agreement dated February 28, 2000, provided that you may not sell or transfer for consideration in any ninety day period, without the prior written consent of the Board of Directors, more than 500,000 of the Countrywide option shares listed or described on Exhibit A attached hereto, provided, however, the foregoing limitation will not apply to any sales of such shares solely for purposes of paying taxes incurred by you upon exercise, but not the sale, of any such options. However, as a part-time employee, you will not be eligible for any future option grant Countrywide will maintain the registration of all your options on SEC Form S-8 until the earlier of their exercise or expiration.

3. Countrywide will transfer to you ownership of those computers currently being provided to you by Countrywide. IndyMac will pay for any continuing subscriptions for software or services in connection with the computers. All Countrywide-related software (e.g. lotus notes) will be replaced by comparable IndyMac-related software.

4. Effective February 28, 2000, you will resign as a member of the Board of Directors of Countrywide Credit Industries, Inc. as well as from the boards of all Countrywide subsidiary companies. In light of the fact that Countrywide's Director Emeritus program applies only to non-employee directors retiring from the Board and in light of the "non-compete" condition to becoming a Director Emeritus, you would not become a Director Emeritus of Countrywide upon your resignation from the Board. Also, in light of your resignation from the Board, you would not receive the honorary title of Chairman Emeritus of Countrywide. It is understood that you will continue as a director, officer and employee of IndyMac. The Investor Relations Department of both Countrywide and IndyMac will collaborate on a press release announcing, among other things, your retirement from Countrywide, a copy of which will be given to you for your review and comment prior to issuance. After February 28, 2000, Countrywide will not treat you as an "affiliate" of Countrywide for purposes of the Securities Act of 1933.

5. You would no longer require the use of an office and secretarial services at the Countrywide Calabasas facility. Also, we are currently holding a large number of your stock certificates in the safe in Countrywide's Treasury Department. Please provide us with instructions as to what to do with these certificates.

6. As part of your employment arrangement with IndyMac, it is anticipated IndyMac would provide you and Heidi with medical coverage and benefits. In the event that IndyMac fails or refuses to provide medical coverage for you and Heidi through the rest of your life comparable to the medical coverage and benefits that Countrywide provides to its executive management, Countrywide will provide medical coverage for you and Heidi through the rest of your life, comparable to the medical coverage and benefits that Countrywide provides to its executive management. "Medical Coverage and benefits" includes all medical, dental, vision and other health coverages.

7. I have enclosed with this letter a letter of resignation, effective February 28, 2000, by which you will resign as an officer and member of the Board of Directors of Countrywide Credit Industries, Inc. and all Countrywide subsidiary companies. Please execute the letter where indicated and arrange to return it to me.

8.       Except  as  expressly  set  forth  above,   this  letter  replaces  and
         supersedes the memo from Angelo Mozilo dated November 22, 1999 and the letter from me to you dated January 18, 2000.

9. This letter constitutes a binding obligation of Countrywide and has been duly authorized by all Compensation Committee, Board of Directors and any other requisite corporate approvals.

10. The provisions of the 3-1-99 Agreement as they relate to the period subsequent to the termination of your employment under the 3-1-99 Agreement will remain in effect as modified by this letter agreement. In this connection, solely for purposes of eliminating any doubt, Countrywide acknowledges that its obligations to indemnify you under your employment agreement and any other written indemnification agreement between you and Countrywide continue and shall survive the termination of your status as a director, officer and employee.

I hope that the items set forth in this letter accurately reflect your understanding of these arrangements. If so, please sign where indicated below and arrange to return a copy of this letter as well as the executed Stock Option Agreement covering the new grant of 85,000 options, and the Resignation Letter to me. As always, should you have any questions or comments concerning any of the above, please have Mr. Bonn contact me.

Sincerely,

Countrywide Credit Industries, Inc.



By:_/s/_______________________
    ---
    Sandor E. Samuels



Accepted and agreed this 28th day of February, 2000



__/s/________________________
  ---
David S. Loeb


                                    Exhibit A

                                  David S. Loeb

                                Option Agreements

------------------------------------- ----------------------------------- -----------------------------------
             Grant Date                        Expiration Date                        Number of
                                                                                    Option Shares

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             03/24/1992                           03/24/2002                                           2,675
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             03/24/1992                           03/24/2002                                         109,948
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             04/07/1993                           04/07/2003                                         283,806
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             06/01/1995                           06/01/2005                                          18,890
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             06/01/1995                           06/01/2005                                         100,607
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             06/01/1995                           06/01/2005                                          59,749
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
            06/03/1996*                           06/03/2006                                         358,089
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
            06/03/1996*                           06/03/2006                                           6,004
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
             07/11/1996                           07/11/2006                                       1,000,000
------------------------------------- ----------------------------------- -----------------------------------

                                          Total Number of Option Shares:                           1,939,768

     As of February 28, 2000

* CONTAINS OPTIONS WHICH HAVE NOT VESTED AS OF FEBRUARY 28, 2000
